EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Blue Earth, Inc. and Subsidiaries

Henderson, NV

We consent to the use in this Registration Statement  on Form S-1 of Blue Earth, Inc. of our report dated April 1, 2013, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

 /s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

July 12, 2013